UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023

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OPAL Fuels Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-40272 (Commission File Number)	98-1578357 (IRS Employer Identification No.)
One North Lexington Avenue, Suite 1450 White Plains, New York		10601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (914) 705-4000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OPAL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2023, Mr. Marco Gatti tendered his resignation from the Board of Directors (the “Board”) of OPAL Fuels Inc. (the “Company”), such resignation to become effective upon the appointment of his successor. Mr. Gatti also resigned from his position on the audit committee of the Board (the “Audit Committee”). Mr. Gatti also serves as a managing director of Arclight Capital, the sponsor of the special purpose acquisition company that combined with the Company in 2022. Mr. Gatti’s resignation was not the result of any disagreement with the Company, any matter related to the Company’s operations, policies or practices, the Company’s management or the Board.

On June, 28, 2023, to fill the vacancy arising from Mr. Gatti’s resignation, the Company appointed James Martell as a director and as a member of the to the Board and the Audit Committee. Mr. Martell is a logistics veteran with 40 years of industry experience, previously serving as Chairman and Chief Executive Officer of Express-1, the predecessor company of XPO Logistics, Inc., a company engaged in freight logistics. Mr. Martell served on the XPO board until 2016. Mr. Martell joined Express-1 after serving as Chief Executive Officer of SmartMail, which was acquired by DHL International GmbH, from 1999 to 2006. Before that, Mr. Martell was a founding senior executive of UTi Worldwide, a global transportation and logistics company, which he managed from 1995 to 2000. Prior to UTi Worldwide, Mr. Martell spent nearly 14 years in various management positions at FedEx and UPS. Mr. Martell has served on the boards of multiple private logistics and transportation companies and previously served on the board of publicly traded companies Stericycle, Inc. from 2020 to 2022, and Mobile Mini, Inc. from 2010 to 2020.

Mr. Martell was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between Mr. Martell and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Martell will receive the standard compensation available to the Company’s current non-employee directors, which is described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 9, 2023.

Because Mr. Martell was not a director in April 2023 and did not receive an equity award at such time (as were granted to the Company’s other non-employee directors), in connection with his appointment, Mr. Martell received an award of 13,933 restricted stock units of the Company, the fair value of which was equal to $102,822 based on the closing share price on June 28, 2023. This amount was determined by multiplying $135,000 (which is the amount of the awards granted to the Company’s non-employee directors in April 2023) by a fraction, the numerator of which equals the number of days between (1) June 28, 2023, the date on which Mr. Martell commenced service, and (2) March 31, 2024, and the denominator of which is 365. This award will cliff vest on June 28, 2024.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2023

OPAL Fuels Inc.

By:	/s/ Ann Anthony
Name:	Ann Anthony
Title:	Chief Financial Officer